EXHIBIT 23
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports dated February 13, 1997, included in this Form 8-K into New England Business Service, Inc.'s previously filed Registration Statement Nos. 2-69422, 2-72662, 33-38925, 33-43900 and 33-56227 and 333-32719 on
Form S-8 and Registration Statement No. 333-26499 on Form S-3.




/s/ Arthur Andersen LLP
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Philadelphia, PA
January 7, 1998